SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          March 25, 2005
                                                --------------------------------


Commission          Registrant, State of Incorporation,       I.R.S. Employer
File Number         Address and Telephone Number              Identification No.

1-3526              The Southern Company                      58-0690070
                    (A Delaware Corporation)
                    270 Peachtree Street, N.W.
                    Atlanta, Georgia 30303
                    (404) 506-5000

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Events.

         For information concerning the Mirant Corporation ("Mirant") bankruptcy matter pending in the U.S. Bankruptcy Court in the Northern District of Texas (the "Bankruptcy Court"), see Note 3 to the financial statements of The Southern Company ("Southern Company") under "Mirant Related Matters - Mirant Bankruptcy" in Item 8 of Southern Company's Annual Report on Form 10-K for the year ended December 31, 2004. Also see MANAGEMENT'S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - "Other Matters - Mirant Related Matters" in Item 7 of Southern Company's Annual Report on Form 10-K for the year ended December 31, 2004.

         In June 2004, Mirant's bankruptcy counsel notified Southern Company that it was investigating, on behalf of a committee of independent Mirant directors, potential claims against Southern Company. Southern Company produced documents in response to related informal requests by Mirant's bankruptcy counsel and has cooperated in the investigation. On March 25, 2005, Mirant filed with the Bankruptcy Court a First Amended Disclosure Statement relating to Mirant's plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. In the First Amended Disclosure Statement, Mirant disclosed that its board of directors has authorized litigation against Southern Company to recover certain transfers made by Mirant to Southern Company from 1999 through 2001. The transfers disclosed by Mirant include (1) certain dividends in an aggregate amount of $668 million, (2) the repayment of certain intercompany loans and accrued interest thereon in an aggregate amount of $1.035 billion, and (3) the dividend distribution of one share of Series B Preferred Stock and its subsequent redemption in exchange for Mirant's 80% interest in a holding company which owned SE Finance Capital Corporation and Southern Company Capital Funding, Inc., which transfer Mirant asserts is valued at $242 million. Other than

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identifying these transfers, the First Amended Disclosure Statement provided no factual or legal basis for any claim against Southern Company. Southern Company believes there is no meritorious basis for a claim and intends to vigorously defend itself in the event Mirant brings an action to recover any amounts in connection with these transfers. The ultimate outcome of any potential action by Mirant cannot be determined at this time.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 30, 2005                               THE SOUTHERN COMPANY



                                                    By /s/Tommy Chisholm
                                                         Tommy Chisholm
                                                           Secretary